EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (the “Registration Statement”) of our report dated January 21, 2005, relating to (i) the consolidated balance sheets of Foothill Independent Bancorp as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004, which appears in Foothill Independent Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2004. We also hereby consent to the incorporation by reference in this Registration Statement of our report dated March 31, 2005, relating to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Foothill Independent Bancorp’s Annual Report on Form 10-K/A for the year ended December 31, 2004. We also consent to the references to us under the headings “Experts” in this Registration Statement.

/s/ VAVRINEK, TRINE, DAY & CO., LLP

VAVRINEK, TRINE, DAY & CO., LLP

February 23, 2006

Rancho Cucamonga, California